EXHIBIT 32.2
Section 1350 Certification
(Chief Financial Officer)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Calpian, Inc. (the “Company”) on Form 10-K for the period ending March 31, 2016, as filed with the Securities and Exchange Commission on August 19, 2016, (the “Report”), I, Scott S. Arey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Scott S. Arey
Scott S. Arey
Chief Financial Officer
August 19, 2016